Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Mary Arraf

Asset Acceptance Capital Corp.

586-983-7087 / marraf@assetacceptance.com

Asset Acceptance Capital Corp. Reports Fourth Quarter and Full Year 2012 Results

Earnings per fully diluted share for the full year 2012 of $0.35; strong quarter of investment in purchased receivables

Warren, Mich., March 6, 2013 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter and fiscal year ended December 31, 2012.

In a separate press release, the Company also announced today that it had entered into an agreement in which Encore Capital Group, Inc. will acquire Asset Acceptance for $6.50 per share for a total equity value of approximately $200 million.

Fourth Quarter 2012 Financial Highlights

Cash collections for the fourth quarter of 2012 increased 4.3% compared to the same period of the prior year, to $85.7 million.

Fourth quarter revenues were $51.7 million, a decrease of 8.3% from the prior year period. The Company reported net impairments on purchased receivables of $0.9 million, which decreased revenues for the quarter, versus net impairment reversals of $2.6 million in the prior year period.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented: “During the fourth quarter we continued to focus on our key initiatives, specifically, growing legal channel collections as well as identifying and implementing initiatives to improve our cost structure and productivity. Mr. Needs continued, “We continued to show progress in key performance metrics and have ambitious goals to further improve efficiency. While industry dynamics remained challenging, particularly the supply and pricing of charged-off receivables, we believe we remain well positioned to reach our operational and profitability goals in 2013 and beyond.”

Operating expenses were $46.8 million, an increase of $1.6 million compared to the prior year period. Results reflected a continued strategic investment in the Company’s legal channel and an increase in the related up-front costs ahead of associated collections. Legal investments increased to $9.4 million during the quarter compared to $7.2 million in the prior year period. Operating expenses also included restructuring charges in the fourth quarter of 2012 and 2011 of $0.4 million and $0.1 million, respectively. The restructuring charges were related to actions taken to close the Tempe, AZ and San Antonio, TX collection offices. Cost to collect for the quarter was 54.7%, an improvement of 40 basis points from the fourth quarter of 2011.

The Company reported net income of $0.2 million or $0.01 per fully diluted share during the fourth quarter of 2012, compared to net income of $4.2 million or $0.14 per fully diluted share in the fourth quarter of 2011. Results for the fourth quarter of 2011 included a charge of $1.1 million for the extinguishment of debt related to the refinancing the Company completed in November 2011.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $40.7 million, a 5.9% increase from $38.4 million in the fourth quarter of 2011. Please see a reconciliation of net income according to U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 13.

Asset Acceptance Fourth Quarter 2012 Results

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The Company acquired $60.9 million in charged-off consumer receivables with a face value of $1,334.4 million for a blended rate of 4.56% of face value. This compares to the prior year period when the Company purchased $26.7 million in charged-off consumer receivables with a face value of $1,180.0 million for a blended rate of 2.26% of face value. All purchase data is adjusted for buybacks.

Full Year 2012 Financial Highlights:

Cash collections for 2012 were $367.8 million compared to $350.0 million for 2011, an increase of 5.1%.

For the full year, revenues increased 4.1% to $226.9 million from $218.1 million in 2011. Net impairment reversals for the full year of 2012 were $8.5 million compared to net impairment reversals of $6.2 million for 2011.

Operating expenses were $192.1 million, or 52.2% of cash collections for 2012, an increase of $6.9 million from 2011 when operating expenses were 52.9% of cash collections. Results reflected a continued strategic investment in the Company’s legal channel and an increase in the related up-front costs ahead of associated collections. Legal investments increased to $35.2 million during the year compared to $28.6 million in the prior year. Operating expenses included restructuring charges in 2012 and 2011 of $0.7 million and $0.1 million, respectively. The restructuring charges were related to actions taken to close the Tempe, AZ and San Antonio, TX collection offices. The Company also recorded $1.7 million of charges related to settlement of an FTC matter in 2011. FTC charges were included as a component of “Administrative expense”.

The Company reported net income of $10.9 million, or $0.35 per fully diluted share, for 2012 compared to net income of $12.0 million, or $0.39 per fully diluted share in 2011. During 2011, the Company recorded a charge of $1.1 million for the extinguishment of debt related to the refinancing the Company completed in November.

Adjusted EBITDA for 2012 was $183.2 million, a 6.0% increase from $172.9 million in 2011.

The Company acquired $164.7 million of charged-off consumer receivables with a face value of $4,980.5 million for a blended rate of 3.31% of face value in 2012. This compares to the prior year when the Company purchased $160.6 million in charged-off consumer receivables with a face value of $5,320.6 million for a blended rate of 3.02% of face value. All purchase data is adjusted for buybacks.

Fourth Quarter 2012 Earnings Conference Call

Given the aforementioned acquisition by Encore Capital Group, Inc., the Company will no longer host its previously scheduled earnings call this afternoon at 5:30 p.m. Eastern.

Asset Acceptance Fourth Quarter 2012 Results

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About Asset Acceptance Capital Corp.

For over 50 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	failure to comply with government regulation;

•	limitation on our ability to collect under federal, state and local laws;

•	unknown effect of additional regulation under the Dodd-Frank Act;

•	our ability to purchase charged-off receivable portfolios or purchase on acceptable terms and in sufficient amounts;

•	intense competition that could impair our ability to achieve our goals;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

Asset Acceptance Fourth Quarter 2012 Results

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•	changes in relationships with third parties collecting on our behalf;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	our ability to respond to technology downtime and changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Fourth Quarter 2012 Results

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q4 ‘12	Q3 ‘12	Q2 ‘12	Q1 ‘12	Q4 ‘11
Total revenues	$51.7	$54.7	$58.7	$61.8	$56.4
Cash collections	$85.7	$89.2	$91.9	$101.1	$82.1
Operating expenses to cash collections	54.7%	54.5%	52.7%	47.8%	55.1%
Call center collections	$39.2	$44.1	$48.8	$58.7	$44.7
Legal collections	$46.5	$45.1	$43.1	$42.4	$37.4
Amortization rate	39.8%	39.0%	36.4%	39.1%	31.6%
Core amortization (1)	45.1%	44.4%	42.0%	44.7%	36.9%
Collections on fully amortized portfolios	$10.0	$10.9	$12.2	$12.7	$11.8
Investment in purchased receivables (2)	$60.9	$23.9	$58.7	$21.1	$26.7
Face value of purchased receivables (2)	$1,334.4	$766.1	$2,076.4	$803.5	$1,180.0
Average cost of purchased receivables (2)	4.56%	3.13%	2.83%	2.63%	2.26%
Number of purchased receivable portfolios	40	17	28	27	26
Collections per account representative FTE (3)	$65,608	$47,593	$49,873	$60,482	$42,282
Average account representative FTE’s (3)	271	413	446	480	546

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for collection center closings.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended December 31, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2007 and prior	$16,260,135	$11,996,775	N/M	N/M	$264,000	$9,242,311
2008	7,156,962	4,636,696	35.2%	7.63%	—	763,427
2009	11,355,315	7,549,136	33.5	8.11	—	27,783
2010	13,602,296	7,648,238	43.8	4.38	—	—
2011	21,770,722	10,510,392	51.7	3.22	656,000	—
2012	15,518,400	9,212,228	40.6	2.84	—	—

Totals	$85,663,830	$51,553,465	39.8%	4.96%	$920,000	$10,033,521

	Three months ended December 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$17,357,551	$15,255,161	N/M	N/M	$(2,271,500)	$10,456,372
2007	7,538,493	3,812,409	49.4%	5.32%	(287,000)	174,322
2008	9,796,825	5,862,608	40.2	5.74	—	1,152,640
2009	14,391,756	9,314,485	35.3	6.21	—	24,694
2010	16,340,975	8,750,466	46.5	3.21	—	—
2011	16,678,314	13,168,059	21.0	3.17	—	—

Totals	$82,103,914	$56,163,188	31.6%	5.34%	$(2,558,500)	$11,808,028

	Year ended December 31, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2007 and prior	$82,771,834	$67,738,984	N/M	N/M	$(10,237,000)	$41,467,615
2008	35,678,469	22,836,556	36.0%	7.65%	—	4,182,909
2009	54,963,200	36,874,552	32.9	8.12	(2,304,000)	177,780
2010	64,486,104	32,964,588	48.9	3.93	—	—
2011	94,940,993	45,066,231	52.5	2.93	4,083,000	—
2012	34,993,346	20,568,316	41.2	2.90	—	—

Totals	$367,833,946	$226,049,227	38.5%	5.45%	$(8,458,000)	$45,828,304

	Year ended December 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$79,506,740	$65,073,002	N/M	N/M	$(8,344,400)	$43,649,643
2007	36,610,606	17,261,410	52.9%	4.65%	(170,000)	1,037,961
2008	47,668,069	25,465,249	46.6	5.02	—	5,965,147
2009	69,121,427	38,523,502	44.3	5.28	2,304,000	36,428
2010	76,629,430	38,987,433	49.1	3.09	—	—
2011	40,462,024	31,609,322	21.9	3.25	—	—

Totals	$349,998,296	$216,919,918	38.0%	5.34%	$(6,210,400)	$50,689,179

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance Fourth Quarter 2012 Results

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Purchased Receivable Revenues

The table on the following page shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. We use the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecasts for pools with remaining balances.

The following factors contributed to the change in amortization rates from prior years:

•

Total amortization and the amortization rate increased for the quarter and full year 2012 compared to prior year periods. The amortization rate increased primarily because of higher collections on amortizing pools and lower zero basis collections. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, we may increase assigned yields;

•	total amortization of receivables balances for the quarter and full year 2012 increased compared to prior year periods as a result of higher collections on amortizing pools;

•

net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. Net impairments in the fourth quarter of 2012 compared to net impairment reversals in the prior year contributed to the higher quarterly amortization rate, while higher net impairment reversals during the full year 2012 reduced total amortization compared to the prior year; and

•

declining zero basis collections for the fourth quarter and full year 2012 compared to prior year periods increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

Asset Acceptance Fourth Quarter 2012 Results

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	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions)	2012	2011	2012	2011
Cash collections:
Collections on amortizing pools	$75.7	$70.3	$322.0	$299.3
Zero basis collections	10.0	11.8	45.8	50.7

Total collections	$85.7	$82.1	$367.8	$350.0

Amortization:
Amortization of receivables balances	$33.2	$28.3	$150.1	$137.3
Impairments	0.9	—	4.3	2.8
Reversals of impairments	—	(2.6)	(12.8)	(9.0)
Cost recovery amortization	—	0.2	0.2	2.0

Total amortization	$34.1	$25.9	$141.8	$133.1

Purchased receivable revenues, net	$51.6	$56.2	$226.0	$216.9

Amortization rate	39.8%	31.6%	38.5%	38.0%
Core amortization rate (1)	45.1%	36.9%	44.0%	44.5%

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31 ,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenues
Purchased receivable revenues, net	$51,553,465	$56,163,188	$226,049,227	$216,919,918
Gain on sale of purchased receivables	1	—	7,728	—
Other revenues, net	149,959	212,940	884,233	1,156,150

Total revenues	51,703,425	56,376,128	226,941,188	218,076,068

Expenses
Salaries and benefits	13,618,963	15,772,454	59,500,796	67,475,414
Collections expense	28,047,406	24,875,873	112,830,333	98,704,750
Occupancy	1,307,773	1,420,091	5,595,393	5,722,350
Administrative	2,355,175	1,834,531	8,874,206	9,025,145
Depreciation and amortization	1,132,327	1,171,646	4,788,112	4,166,279
Restructuring charges	367,987	74,664	726,454	74,664
(Gain) loss on disposal of equipment and other assets	6,907	82,116	(167,544)	(4,066)

Total operating expenses	46,836,538	45,231,375	192,147,750	185,164,536

Income from operations	4,866,887	11,144,753	34,793,438	32,911,532
Other income (expense)
Interest expense	(4,935,171)	(3,828,286)	(20,768,016)	(11,760,564)
Interest income	5,267	39	28,152	322
Loss on extinguishment of debt	—	(1,110,850)	—	(1,110,850)
Other	(24,871)	(30,412)	8,708	(32,052)

Income (loss) before income taxes	(87,888)	6,175,244	14,062,282	20,008,388
Income tax expense (benefit)	(324,921)	1,965,691	3,144,701	7,983,828

Net income (loss)	$237,033	$4,209,553	$10,917,581	$12,024,560

Weighted-average number of shares:
Basic	30,925,324	30,794,320	30,883,936	30,763,388
Diluted	31,112,684	30,828,366	31,057,465	30,833,245
Earnings (loss) per common share outstanding:
Basic	$0.01	$0.14	$0.35	$0.39
Diluted	$0.01	$0.14	$0.35	$0.39

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

	December 31, 2012	December 31, 2011
ASSETS
Cash	$14,012,541	$6,990,757
Purchased receivables, net	370,899,893	348,710,787
Income taxes receivable	620,096	354,241
Property and equipment, net	12,568,066	14,488,659
Goodwill	14,323,071	14,323,071
Other assets	12,314,572	11,172,804

Total assets	$424,738,239	$396,040,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,467,348	$3,296,905
Accrued liabilities	22,416,766	20,018,561
Income taxes payable	426,353	1,925,761
Notes payable	182,911,146	172,122,870
Capital lease obligations	37,020	221,420
Deferred tax liability, net	65,422,456	60,474,041

Total liabilities	274,681,089	258,059,558

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,443,347 and 33,334,281 at December 31, 2012 and 2011, respectively	334,433	333,343
Additional paid in capital	151,749,449	150,449,620
Retained earnings	40,080,226	29,162,645
Accumulated other comprehensive loss, net of tax	(548,948)	(532,592)
Common stock in treasury; at cost, 2,672,237 and 2,649,729 shares at December 31, 2012 and 2011, respectively	(41,558,010)	(41,432,255)

Total stockholders’ equity	150,057,150	137,980,761

Total liabilities and stockholders’ equity	$424,738,239	$396,040,319

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Asset Acceptance Capital Corp.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$10,917,581	$12,024,560
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,788,112	4,166,279
Amortization of deferred financing costs and debt discount	3,537,064	1,688,493
Loss on extinguishment of debt	—	1,110,850
Amortization of de-designated hedge	116,696	175,077
Deferred income taxes	4,847,149	6,919,657
Share-based compensation expense	1,266,880	1,012,272
Net impairment reversal of purchased receivables	(8,458,000)	(6,210,400)
Non-cash revenue	(7,515)	(2,276)
(Gain) loss on disposal of equipment and other assets	(167,544)	(4,066)
Gain on sale of purchased receivables	(7,728)	—
Non-cash restructuring charges and impairment of assets	198,103	11,982
Changes in assets and liabilities:
(Increase) decrease in other assets	(2,337,087)	(2,478,970)
(Decrease) increase in accounts payable and other accrued liabilities	2,456,220	(2,950,657)
(Increase) decrease in net income taxes receivable	(1,765,263)	3,924,457

Net cash provided by operating activities	15,384,668	19,387,258

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(164,061,855)	(160,470,910)
Principal collected on purchased receivables	150,250,234	139,291,054
Proceeds from sale of purchased receivables	95,758	—
Purchases of property and equipment	(3,148,165)	(5,781,414)
Payments made for asset acquisition	—	—
Proceeds from sale of property and equipment	354,576	99,000

Net cash used in investing activities	(16,509,452)	(26,862,270)

Cash flows from financing activities
Repayments of term loan facility	(8,750,000)	(133,359,956)
Borrowings under term loan facility, net of discount	—	163,625,000
Net borrowings (repayments) on revolving credit facility	17,200,000	(15,700,000)
Payments of deferred financing costs	(3,469)	(5,515,070)
Repayments of capital lease obligations	(208,247)	(113,143)
Purchase of treasury shares	(125,755)	(106,565)
Proceeds from stock options exercised	34,039	—

Net cash provided by (used in) financing activities	8,146,568	8,830,266

Net increase in cash	7,021,784	1,355,254
Cash at beginning of year	6,990,757	5,635,503

Cash at end of year	$14,012,541	$6,990,757

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$17,408,043	$9,541,748
Net cash paid (received) for income taxes	$62,816	$(2,860,286)
Non-cash investing and financing activities:
Change in fair value of swap liability	$31,786	$(1,955,204)
Change in unrealized loss on cash flow hedge	$(16,356)	$1,147,778
Capital lease obligations incurred	$23,847	$132,084

Asset Acceptance Fourth Quarter 2012 Results

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Reconciliation of GAAP Net Income or Loss to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, (h) loss on extinguishment of debt, and (i) in accordance with our Credit Agreement, certain FTC related charges and cash restructuring charges (not to exceed $2.25 million for any period of four consecutive fiscal quarters).

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Asset Acceptance Fourth Quarter 2012 Results

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The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income	$237,033	$4,209,553	$10,917,581	$12,024,560
Adjustments:
Income tax (benefit) expense	(324,921)	1,965,691	3,144,701	7,983,828
Interest expense	4,935,171	3,828,286	20,768,016	11,760,564
Loss on extinguishment of debt	—	1,110,850	—	1,110,850
Depreciation and amortization	1,132,327	1,171,646	4,788,112	4,166,279
Share-based compensation	245,501	(60,969)	1,266,880	1,012,272
Loss (gain) on sale of assets, net	6,907	82,116	(175,272)	(4,066)
Non-cash restructuring charges and impairment of assets	3,000	11,982	198,103	11,982
Purchased receivables amortization	34,110,365	25,940,726	141,784,719	133,078,378
Cash restructuring charges	364,987	62,682	528,351	62,682
FTC related charges	—	103,013	7,898	1,700,573

Adjusted EBITDA	$40,710,370	$38,425,576	$183,229,089	$172,907,902